
                                                                        NSAR ITEM 77O

                                                      VK Trust for Investment Grade New Jersey Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING           PURCHASED FROM    AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                         PURCHASED
         1          Virgin Island Public Financing   Paine Webber         1,000,000           0.335%           11/10/99



Underwriter #1
--------------
Morgan Stanley
Roosevelt & Cross